Exhibit 99.1

Community Bankers Trust Corporation Reports Results for First Quarter of 2018

Net income of $2.6 million in the first quarter of 2018 is an increase of $101,000, or 4.1%, over the first quarter of 2017.

Conference Call on Thursday, April 26, 2018, at 10:00 a.m. Eastern Time

Richmond, VA, April 26, 2018 - Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported results for the first quarter of 2018.

operating Highlights

•	Loans, excluding purchased credit impaired (PCI) loans, grew $22.3 million, or 2.4%, during the first quarter of 2018 and grew $112.1 million, or 13.2%, since March 31, 2017.
•	Noninterest bearing deposits grew $21.0 million, or 16.3%, year-over-year.
•	There was no provision for loan losses in the first quarter of 2018 compared with a provision of $400,000 in the fourth quarter of 2017.

•	Net interest margin increased from 3.72% in the fourth quarter of 2017 to 3.76% in the first quarter of 2018, the result of higher yields and volumes on earning assets.

Financial HIGHLIGHTS

•	Net income was $2.6 million for the quarter ended March 31, 2018, compared with a loss of $640,000 in the fourth quarter of 2017 and net income of $2.5 million in the first quarter of 2017.

•	Fully diluted earnings per common share was $0.12 for the quarter ended March 31, 2018, compared with ($0.03) per share and $0.11 per share for the quarters ended December 31, 2017 and March 31, 2017, respectively.

•	Interest and fees on loans was $10.9 million in the first quarter of 2018, an increase of $1.3 million, or 13.3%, over the first quarter of 2017.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer, stated, “The core operating metrics of the Company continue to show positive growth. We have structured the balance sheet to be risk averse for interest rate changes, as well as other economic factors. To that end, I am pleased with the diversity of the loan types in the portfolio and the continued growth rate of our variable rate loans, which increased our net interest margin for the quarter. Net interest income increased over $200,000 on a linked quarter basis.”

Smith added, “As we move forward, I believe it is important for us to resist the temptation of growth for growth’s sake, especially if it means irrational pricing on either side of the balance sheet, or relaxing our credit standards in any way. We can and will sustain an appropriate growth rate for the balance sheet that will translate to the earnings that we want to achieve for our shareholders.”

Smith concluded, “Noninterest expense was up for the quarter, mainly due to a timing issue on our benefits cost. While this cost reduced earnings per share by two and a half cents on both a linked quarter and year-over-year basis, it will not be an on-going concern. Management is confident that we can continue to produce appropriate returns for the Company.”

 RESULTS OF OPERATIONS

Net income was $2.6 million for the first quarter of 2018, compared with a net loss of $640,000 in the fourth quarter of 2017 and net income of $2.5 million in the first quarter of 2017. Earnings per common share, basic and fully diluted, were $0.12 per share, ($0.03) per share and $0.11 per share for the three months ended March 31, 2018, December 31, 2017, and March 31, 2017, respectively.

The increase of $101,000, or 4.1%, in net income, for the first quarter of 2018 compared with the first quarter of 2017 was primarily the result of a $1.1 million increase in interest income and a reduction of $536,000 in income tax expense. Offsetting these increases was an increase of $531,000 in interest expense and an increase of $1.1 million in noninterest expenses, including an increase of $703,000 in group benefit costs. Details on the drivers of these year-over-year changes are presented below.

The increase of $3.2 million in net income on a linked quarter basis was driven by a decrease of $3.7 million in income tax expense. In the fourth quarter of 2017, the Company recorded a one-time charge of $3.5 million to income tax expense due to the re-measurement of its net deferred tax asset resulting from the new 21% tax rate established by the Tax Cuts and Jobs Act of 2017 enacted in December. Provision for loan losses improved net income on a linked quarter basis as no provision was recorded in the current quarter compared with $400,000 in the fourth quarter of 2017. Also, positively affecting net income was an increase in net interest income, which increased $218,000 on a linked quarter basis. Offsetting these increases to net income was an increase of $1.0 million, or 12.5%, in noninterest expenses, including an increase of $703,000 in group benefit costs. Linked quarter details are also provided below.

The following table presents summary income statements for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017.

SUMMARY INCOME STATEMENT

(Dollars in thousands)	For the three months ended
	31-Mar-18	31-Dec-17	31-Mar-17
Interest income	$14,079	$13,758	$12,948
Interest expense	2,612	2,509	2,081
Net interest income	11,467	11,249	10,867
Provision for loan losses	-	400	-
Net interest income after provision for loan losses	11,467	10,849	10,867
Noninterest income	1,082	1,093	1,035
Noninterest expense	9,415	8,366	8,333
Income before income taxes	3,134	3,576	3,569
Income tax expense	540	4,216	1,076
Net income (loss)	$2,594	$(640)	$2,493

EPS Basic	$0.12	$(0.03)	$0.11
EPS Diluted	$0.12	$(0.03)	$0.11

Return on average assets, annualized	0.78%	(0.19%)	0.80%
Return on average equity, annualized	8.30%	(2.02%)	8.56%

Net Interest Income

Linked Quarter Basis

Net interest income was $11.5 million for the quarter ended March 31, 2018 compared with $11.2 million for the quarter ended December 31, 2017. This is an increase of $218,000, or 1.9%.

Interest income on a linked quarter basis increased $321,000, or 2.3%, to $14.1 million for the first quarter of 2018. Interest income with respect to loans, excluding PCI loans, increased $251,000, or 2.4%, during the first quarter when compared with the fourth quarter of 2017. This increase was partially attributed to continued loan growth, excluding PCI loans, coupled with higher rates. The yield on loans increased from 4.63% in the fourth quarter of 2017 to 4.68% in the first quarter of 2018. The average balance of loans, excluding PCI loans, increased $32.2 million, or 3.5%, on a linked quarter basis. Interest income with respect to PCI loans was $1.4 million in each of the fourth quarter of 2017 and the first quarter of 2018. Interest income on securities increased $62,000 on a linked quarter basis.

Securities income equaled $1.9 million on a tax-equivalent basis for the first quarter of 2018, which was a decrease of $90,000 from the fourth quarter of 2017. Actual income increased $62,000 while tax-equivalent income decreased $90,000 as a result of the decreased tax benefit derived from bank-qualified tax-exempt municipal securities from the implementation of the Tax Cut and Jobs Act. The overall tax-equivalent yield on the securities portfolio was 2.98% in the first quarter of 2018, based on a 21% tax rate, and 3.07% in the fourth quarter of 2017, based on a 34% tax rate.

Interest expense of $2.6 million in the first quarter of 2018 was an increase of $103,000 on a linked quarter basis. Interest on deposits only increased $22,000, or 1.0%. However, interest on borrowed funds increased by $81,000, or 20.9%. Average interest bearing balances of Federal Home Loan Bank and other borrowings increased by $17.3 million from the fourth quarter of 2017 to the first quarter of 2018. The cost on these borrowings increased from 1.68% in the fourth quarter of 2017 to 1.74% in the first quarter of 2018. The Company’s cost of interest bearing liabilities of 1.00% in the first quarter of 2018 was an increase of four basis points from the prior quarter.

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With the changes in interest income noted above, the tax-equivalent net interest margin improved from 3.72% in the fourth quarter of 2017 to 3.76% in the first quarter of 2018. Likewise, the interest spread increased from 3.56% to 3.60% on a linked quarter basis.

Year-Over-Year

Net interest income increased $600,000, or 5.5%, from the first quarter of 2017 to the first quarter of 2018. Net interest income was $11.5 million in the first quarter of 2018 compared with $10.9 million for the same period in 2017. Interest income increased $1.1 million, or 8.7%, over this time period. The increase in interest income was generated by an increase of $86.7 million, or 7.4%, in the level of earning assets. The yield on earning assets decreased from 4.61% in the first quarter of 2017 to 4.60% in the first quarter of 2018. The average balance of loans, excluding PCI loans, increased $104.2 million, or 12.4%, from $839.2 million in the first quarter of 2017 to $943.4 million in the first quarter of 2018. Interest income on securities was $1.8 million in each of the first quarter of 2018 and first quarter of 2017. On a tax-equivalent basis, the yield on investment securities was 2.98% in the first quarter of 2018, based on a 21% tax rate, and 3.22% in the first quarter of 2017, based on a 34% tax rate.

Interest on PCI loans was $1.4 million in the first quarter of 2018 compared with $1.5 million in the first quarter of 2017. The average balance of the PCI portfolio declined $7.4 million during the year-over-year comparison period.

Interest expense increased $531,000, or 25.5%, when comparing the first quarter of 2017 and the first quarter of 2018. Interest expense on deposits increased $364,000, or 20.5%, as the average balance of interest bearing deposits increased $41.3 million, or 4.6%. The increase in deposit cost was driven by an increase in NOW and MMDA average balances, which increased a combined $62.5 million year-over-year. Likewise, the cost of these balances increased $189,000, from 0.24% to 0.45%, over the same time frame. Higher cost time deposit balances declined over the comparison period by $22.4 million; however, expense on this category increased by $176,000, resulting in an increase in cost from 1.11% to 1.29%. FHLB and other borrowings increased, on average, $15.6 million year-over-year, and there was an increase in the rate paid, from 1.33% in the first quarter of 2017 to 1.74% in the first quarter of 2018. This resulted in an increase in the expense of $162,000, to $458,000 in the first quarter of 2018. The average balance of FHLB and other borrowings was $105.5 million in the first quarter of 2018. Overall, the Bank’s cost of interest bearing liabilities increased 15 basis points, from 0.85% in the first quarter of 2017 to 1.00% in the first quarter of 2018.

The tax-equivalent net interest margin decreased 12 basis points, from 3.88% in the first quarter of 2017 to 3.76% in the first quarter of 2018. Likewise, the interest spread decreased from 3.76% to 3.60% over the same time period.  The decrease in the margin was precipitated by the increase in the cost of interest bearing liabilities without a corresponding increase in the yield on earning assets.

The following table compares the Company's net interest margin, on a tax-equivalent basis, for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017.

NET INTEREST MARGIN

(Dollars in thousands)	For the three months ended
	31-Mar-18	31-Dec-17	31-Mar-17
Average interest earning assets	$1,253,752	$1,233,754	$1,167,100
Interest income	$14,079	$13,758	$12,948
Interest income - tax-equivalent	$14,233	$14,065	$13,256
Yield on interest earning assets	4.60%	4.52%	4.61%
Average interest bearing liabilities	$1,054,282	$1,036,542	$997,188
Interest expense	$2,612	$2,509	$2,081
Cost of interest bearing liabilities	1.00%	0.96%	0.85%
Net interest income	$11,467	$11,249	$10,867
Net interest income - tax-equivalent	$11,621	$11,556	$11,175
Interest spread	3.60%	3.56%	3.76%
Net interest margin	3.76%	3.72%	3.88%

Provision for Loan Losses

The Company records a separate provision for loan losses for its loan portfolio, excluding PCI loans, and the PCI loan portfolio. There was no provision for loan losses on the loan portfolio, excluding PCI loans, during either of the first quarter of 2018 or the first quarter of 2017. The absence of a provision in the first quarter of 2018 was the direct result of nominal charge-offs and stable asset quality. There was a provision for loan losses of $400,000 in the fourth quarter of 2017. The fourth quarter 2017 provision was recorded to support loan growth of $52.0 million during the quarter. There was no provision for loan losses on the PCI loan portfolio during the first quarter of 2018, the fourth quarter of 2017 or the first quarter of 2017. Additional discussion of loan quality is presented below.

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Noninterest Income

Linked Quarter Basis

Noninterest income was $1.1 million for the first quarter of 2018, an $11,000 decrease compared with $1.1 million for the fourth quarter of 2017.  Other noninterest income of $128,000 was a decrease of $49,000 from the fourth quarter of 2017. The linked quarter change was primarily attributable to a decrease of $28,000 in commission income and a decrease of $23,000 in dividend income. Partially offsetting the decrease in other noninterest income was an increase of $32,000, or 40.5%, in mortgage loan income, which was $111,000 in the first quarter of 2018, compared with $79,000 in the fourth quarter of 2017. Nominal changes on a linked quarter basis were an increase of $9,000 in service charges and fees, which were $581,000 in the first quarter of 2018, and a decline of $3,000 in income on bank owned life insurance, which was $232,000 for the period.

Year-Over-Year

Noninterest income increased $47,000, or 4.5%, from $1.0 million in the first quarter of 2017 to $1.1 million in the first quarter of 2018. Mortgage loan income increased $78,000, or 236.4%, from $33,000 in the first quarter of 2017 to $111,000 in the first quarter of 2018. The increase in mortgage loan income reflects continued momentum from a shift that began in the fourth quarter of 2016 to a less expensive platform program. Service charges and fees increased $56,000, or 10.7%, and were $581,000 in the first quarter of 2018 compared with $525,000 in the first quarter of 2017. Gains on securities transactions declined $65,000 over this time frame and were $30,000 in the first quarter of 2018 versus $95,000 in the first quarter of 2017. There has been less activity in the securities portfolio in 2018 as the Company maintains the level of securities to total assets near a target close to the 18.9% reflected at March 31, 2018. Other noninterest income decreased from $148,000 in the first quarter of 2017 to $128,000 in the first quarter of 2018. Within other noninterest income, brokerage fees and commissions declined by $18,000 year-over-year.

Noninterest Expenses

Linked Quarter Basis

Noninterest expenses totaled $9.4 million for the first quarter of 2018, as compared with $8.4 million for the fourth quarter of 2017, an increase of $1.0 million, or 12.54%. Salaries and employee benefits increased $860,000, or 17.1% on a linked quarter basis. The vast majority of this increase was related to higher group benefit costs, which increased by $703,000. Salaries and employee benefits in the first quarter of 2018 were $5.9 million and also include employee costs from a new branch opened in Lynchburg, Virginia in December 2017. Other operating expenses increased $134,000 on a linked quarter basis, from $1.5 million in the fourth quarter of 2017 to $1.6 million in the first quarter of 2018. FDIC assessment increased $30,000, from $176,000 in the fourth quarter of 2017 to $206,000 in the first quarter of 2018. Data processing fees of $486,000 in the first quarter of 2018 represented an increase of $29,000 over the linked quarter. Equipment and occupancy expenses increased $19,000 and $11,000, respectively, on a linked quarter basis and were driven by the new branch opened in December 2017 Other real estate expenses, net, declined $14,000 on a linked quarter basis and were $50,000 in the first quarter of 2018.

Year-Over-Year

Noninterest expenses increased $1.1 million, or 13.0%, when comparing the first quarter of 2018 to the same period in 2017. Again, the increase year-over-year was largely attributable to abnormally higher than usual group benefit costs, which increased by $703,000 in the first quarter of 2018 over the same period in 2017. Salaries and employee benefits increased $1.2 million, or 26.0%, from $4.7 million in the first quarter of 2017 to $5.9 million in the first quarter of 2018. Other operating expenses increased $207,000, or 14.4%, and were $1.6 million in the first quarter of 2018 compared with $1.4 million for the same period in 2017. Occupancy expenses increased $80,000 year-over-year and were $812,000 in the first quarter of 2018 compared with $732,000 in the first quarter of 2017. Since the beginning of 2017, the Bank has opened three full service banking facilities, West Broad Marketplace in the Short Pump area of Richmond and two offices in Lynchburg. These openings also resulted in an increase year-over-year in equipment expenses, which increased $30,000, from $284,000 to $314,000. Other real estate expenses, net, of $50,000 in the first quarter of 2018 represents a year-over-year increase of $23,000. FDIC assessment was $206,000 in the first quarter of 2018 compared with $201,000 for the same period in 2017. Data processing fees of $486,000 in the first quarter of 2018 compared with $488,000 for the same period in 2017. Offsetting these increases was a decline of $477,000 in amortization of intangibles, which expired during 2017 and was $0 in the first quarter of 2018.

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The following table compares the Company's other operating expenses included in noninterest expenses for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017.

OTHER OPERATING EXPENSES

(Dollars in thousands)	For the three months ended
	31-Mar-18	31-Dec-17	31-Mar-17
Bank franchise tax	$179	$158	$158
Telephone and internet line	243	172	175
Stationery, printing and supplies	178	153	198
Marketing expense	178	155	151
Credit expense	91	75	105
Outside vendor fees	145	200	113
Other expenses	635	602	542
Total other operating expenses	$1,649	$1,515	$1,442

Income Taxes

Income tax expense was $540,000 for the three months ended March 31, 2018, compared with income tax expense of $4.2 million and $1.1 million for the fourth and first quarters of 2017, respectively. The large expense in the fourth quarter of 2017 was attributable to recording a $3.5 million charge related to the re-measurement of net deferred tax assets from the passage of the Tax Cuts and Jobs Act. The effective tax rate for the first quarter of 2018 was 17.2% versus 30.1% for the first quarter of 2017. The decrease in the Company’s effective tax rate results principally from the decrease in its applicable federal corporate tax rate from 34% to 21% as a result of the Tax Cuts and Jobs Act.

FINANCIAL CONDITION

Total assets increased $17.0 million, or 1.3%, to $1.353 billion at March 31, 2018 when compared to December 31, 2017. Total assets have increased $90.5 million, or 7.2%, since March 31, 2017. Total loans, excluding PCI loans, were $964.3 million at March 31, 2018, increasing $22.3 million, or 2.4%, from year end 2017 and $112.1 million, or 13.2%, from March 31, 2017.  Total PCI loans were $42.2 million at March 31, 2018 versus $44.3 million at the prior quarter end and $49.7 million at March 31, 2017.

During the first quarter of 2018, commercial loans grew $11.4 million, or 7.2%, and were $170.4 million at March 31, 2018. Consumer installment loans grew $8.7 million and were $13.9 million at March 31, 2018. On March 30, 2018, the Company purchased an in-market, high quality consumer auto loan pool totaling $9.0 million. The addition of these loans will bring an increase in diversification to the portfolio. Commercial mortgage loans on real estate grew by $5.2 million, or 1.4%, and were $371.5 million at March 31, 2018. Residential 1-4 family loans declined $4.8 million, or 2.1%, during the first quarter of 2018 and were $222.7 million at March 31, 2018.

The Company’s loan portfolio exhibits balanced growth when comparing March 31, 2018 and March 31, 2017. Total loans grew $112.1 million or 13.2%, over the time frame with commercial loans growing by $39.7 million, or 30.4%, followed by growth of $27.9 million, or 8.1%, in commercial mortgage loans on real estate, $13.4 million, or 13.9%, in construction and land development loans, $12.2 million, or 5.8%, in residential 1-4 family loans, $10.5 million, or 21.1%, in multifamily loans and $8.6 million, or 160.8%, in consumer installment loans.

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The following table shows the composition of the Company's loan portfolio, excluding PCI loans, at March 31, 2018, December 31, 2017 and March 31, 2017.

LOANS (excluding PCI loans)

(Dollars in thousands)	31-Mar-18		31-Dec-17		31-Mar-17
	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Mortgage loans on real estate:
Residential 1-4 family	222,717	231.0%	227,542	24.16%	210,517	24.71%
Commercial	371,494	38.52	366,331	38.89	343,604	40.32
Construction and land development	109,534	11.36	107,814	11.44	96,152	11.28
Second mortgages	7,689	0.80	8,410	0.89	7,724	0.91
Multifamily	59,920	6.21	59,024	6.27	49,469	5.80
Agriculture	7,424	0.77	7,483	0.79	7,449	0.87
Total real estate loans	778,778	80.76	776,604	82.44	714,915	83.89
Commercial loans	170,445	17.67	159,024	16.88	130,729	15.34
Consumer installment loans	13,878	1.44	5,169	0.55	5,321	0.62
All other loans	1,210	0.13	1,221	0.13	1,261	0.15
Gross loans	964,311	100.00%	942,018	100.00%	852,226	100.00%
Allowance for loan losses	(8,968)		(8,969)		(9,513)
Loans, net of unearned income	$955,343		$933,049		$842,713

The Company’s securities portfolio, excluding restricted equity securities, declined $4.3 million since year end 2017 to total $246.7 million at March 31, 2018. Securities balances declined $13.5 million since March 31, 2017. Net gains of $30,000 were recognized during each of the first quarter of 2018 and the fourth quarter of 2017 through sales and call activity, and $95,000 was recognized during the first quarter of 2017. The Company actively manages the portfolio to improve its liquidity and maximize the return within the desired risk profile.

The Company had cash and cash equivalents of $21.3 million, $22.0 million and $23.9 million at March 31, 2018, December 31, 2017 and March 31, 2017, respectively. There were federal funds purchased of $20.0 million and federal funds sold of $152,000 at March 31, 2018 compared with federal funds purchased of $4.8 million at December 31, 2017 and federal funds sold of $132,000 at March 31, 2017. The increase in federal funds purchased at March 31, 2018 was used to fund loan growth in the first quarter of 2018 and is anticipated to be short-term in nature. Interest bearing bank balances were $9.1 million at March 31, 2018 compared with $7.3 million at December 31, 2017 and $12.0 million at March 31, 2017.

The following table shows the composition of the Company's securities portfolio, excluding equity securities, at March 31, 2018, December 31, 2017 and March 31, 2017.

SECURITIES PORTFOLIO

(Dollars in thousands)	31-Mar-18		31-Dec-17		31-Mar-17
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale
U.S. Treasury issue and other
U.S. Government agencies	$37,978	$37,601	$40,473	$40,256	$49,637	$48,954
U.S Government sponsored agencies	9,168	9,227	9,247	9,278	2,921	2,862
State, county, and municipal	123,949	123,574	124,032	125,760	125,731	127,087
Corporate and other bonds	7,702	7,814	7,323	7,460	16,246	16,061
Mortgage backed securities - U.S. Government agencies	5,456	5,272	5,551	5,442	3,606	3,476
Mortgage backed securities - U.S. Government sponsored agencies	19,207	18,677	16,985	16,638	15,519	15,273
Total securities available for sale	$203,460	$202,165	$203,611	$204,834	$213,660	$213,713

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	31-Mar-18		31-Dec-17		31-Mar-17
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Held to Maturity
U.S Government sponsored agencies	$10,000	$9,745	$10,000	$9,845	$10,000	$9,876
State, county, and municipal	34,111	34,405	35,678	36,567	35,831	36,321
Mortgage backed securities - U.S. Government agencies	423	428	468	476	669	684
Total securities held to maturity	$44,534	$44,578	$46,146	$46,888	$46,500	$46,881

Interest bearing deposits at March 31, 2018 were $946.3 million, an increase of $3.5 million from December 31, 2017 and $22.7 million greater than at March 31, 2017. As a result primarily of new account promotions at the three offices opened during 2017, money market deposit accounts grew $45.4 million, or 44.0%, from $103.0 million at March 31, 2017 to $148.4 million at March 31, 2018. Money market balances grew $5.0 million since December 31, 2017. NOW accounts, although decreasing $2.8 million during the first quarter of 2018, grew $23.3 million, or 17.8%, since March 31, 2017. Time deposits $250,000 and over increased $3.9 million during the first quarter of 2018 but declined $30.4 million since March 31, 2017. Driving the changes for both quarters were brokered deposits, which increased $2.4 million during the first quarter of 2018 but declined $31.7 million since March 31, 2017. The increase in money market and NOW account balances has allowed the Bank to replace wholesale funding with core retail deposits. Time deposits less than or equal to $250,000 declined $2.3 million during the first quarter of 2018 and declined $16.6 million since March 31, 2017.

The following table compares the mix of interest bearing deposits at March 31, 2018, December 31, 2017 and March 31, 2017.

INTEREST BEARING DEPOSITS

(Dollars in thousands)
	31-Mar-18	31-Dec-17	31-Mar-17
NOW	$154,236	$157,037	$130,971
MMDA	148,404	143,363	103,042
Savings	93,724	93,980	92,683
Time deposits less than or equal to $250,000	435,481	437,810	452,075
Time deposits $250,000 and over	114,438	110,546	144,859
Total interest bearing deposits	$946,283	$942,736	$923,630

FHLB advances were $101.1 million at March 31, 2018, compared with $101.4 million at December 31, 2017 and $81.7 million at March 31, 2017.

Shareholders’ equity was $125.0 million at March 31, 2018, $124.0 million at December 31, 2017 and $117.7 million at March 31, 2017. Shareholder’s equity to assets was 9.2% at March 31, 2018 and 9.3% at each of December 31, 2017 and March 31, 2017. Total shareholders’ equity increased through retained earnings from net income but was negatively impacted by the fourth quarter write-down of the deferred tax asset and by the rise in interest rates, which impacted accumulated other comprehensive (loss) income due to the effect on the fair value of available-for-sale securities.

Asset Quality – non-covered assets

Nonaccrual loans were $10.1 million at March 31, 2018, increasing $1.1 million from December 31, 2017 and increasing $1.0 million from March 31, 2017. The increase from March 31, 2017 to March 31, 2018 was 11.0%.

The following chart shows the level of nonaccrual loans, classified loans and criticized loans over the last five quarters.

ASSET QUALITY

(Dollars in thousands)	2018	2017
	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17
Nonaccrual loans	$10,090	$9,026	$12,677	$11,514	$9,091
Criticized (special mention) loans	19,526	9,555	8,200	10,523	13,416
Classified (substandard) loans	14,243	13,264	16,885	17,191	18,500
Other real estate owned	3,166	2,791	2,710	2,387	3,569
Total classified and criticized assets	$36,935	$25,610	$27,795	$30,101	$35,485

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Total non-performing assets totaled $13.3 million at March 31, 2018 compared with $11.8 million at December 31, 2017. Total nonperforming assets increased $484,000, or 3.8%, since March 31, 2017. There were net charge-offs of $1,000 in the first quarter of 2018 and $98,000 in the fourth quarter of 2017 and net recoveries of $20,000 in the first quarter of 2017.

The allowance for loan losses equaled 88.9% of nonaccrual loans at March 31, 2018, compared with 99.4% at December 31, 2017 and 104.6% at March 31, 2017. The ratio of nonperforming assets to loans and OREO was 1.37% at March 31, 2018 compared with 1.25% at December 31, 2017 and 1.49% at March 31, 2017.

The following table reconciles the activity in the Company's non-covered allowance for loan losses, by quarter, for the past five quarters.

ALLOWANCE FOR LOAN LOSSES

(Dollars in thousands)	2018	2017
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$8,969	$8,667	$9,489	$9,513	$9,493
Provision for loan losses	-	400	150	-	-
Net recoveries (charge-offs)	(1)	(98)	(972)	(24)	20
End of period	$8,968	$8,969	$8,667	$9,489	$9,513

The following table sets forth selected asset quality data, excluding PCI loans, and ratios for the dates indicated.

ASSET QUALITY (excluding PCI loans)

(Dollars in thousands)	2018	2017
	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17
Nonaccrual loans	$10,090	$9,026	$12,677	$11,514	$9,091
Loans past due over 90 days and accruing interest	-	-	-	-	112
Total nonperforming loans	10,090	9,026	12,677	11,514	9,203
Other real estate owned	3,166	2,791	2,710	2,387	3,569
Total nonperforming assets	$13,256	$11,817	$15,387	$13,901	$12,772

Allowance for loan losses to loans	0.93%	0.95%	0.97%	1.10%	1.12%
Allowance for loan losses to nonaccrual loans	88.88	99.37	68.37	82.41	104.64
Nonperforming assets to loans and other real estate	1.37	1.25	1.72	1.60	1.49
Net charge-offs/(recoveries) for quarter to average loans, annualized	-%	0.04%	0.45%	0.01%	(0.01)%

A further breakout of nonaccrual loans, excluding PCI loans, at March 31, 2018, December 31, 2017, and March 31, 2017 is below.

NONACCRUAL LOANS (excluding PCI loans)

(Dollars in thousands)	31-Mar-18	31-Dec-17	31-Mar-17
	Amount	Amount	Amount
Mortgage loans on real estate:
Residential 1-4 family	$1,985	$1,962	$3,104
Commercial	1,466	1,498	1,588
Construction and land development	5,554	4,277	4,304
Second mortgages	-	-	-
Agriculture	67	68	-
Total real estate loans	$9,072	$7,805	$8,996
Commercial loans	1,014	1,214	53
Consumer installment loans	4	7	42
Gross loans	$10,090	$9,026	$9,091

8

Capital Requirements

The Company’s ratio of total risk-based capital was 12.6% at March 31, 2018 compared with 12.7% at December 31, 2017. The tier 1 risk-based capital ratio was 11.8% at March 31, 2018 and 11.9% at December 31, 2017. The Company’s tier 1 leverage ratio was 9.8% at March 31, 2018 and 9.7% at December 31, 2017.  All capital ratios exceed regulatory minimums to be considered well capitalized. BASEL III introduced the common equity tier 1 capital ratio, which was 11.4% at March 31, 2018 and 11.5% at December 31, 2017.

Earnings Conference Call and Webcast

The Company will host a conference call for interested parties on Thursday, April 26, 2018, at 10:00 a.m. Eastern Time to discuss the financial results for the first quarter of 2018. The public is invited to listen to this conference call by dialing 866-374-8379 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

A replay of the conference call will be available from 12:00 noon Eastern Time on April 26, 2018, until 9:00 a.m. Eastern Time on May 9, 2018. The replay will be available by dialing 877-344-7529 and entering access code 10119079 or through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 26 full-service offices, 20 of which are in Virginia and six of which are in Maryland.  The Bank also operates one loan production office in Virginia.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber-attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

9

COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED BALANCE SHEETS

UNAUDITED CONDENSED

(Dollars in thousands)

	31-Mar-18	31-Dec-17	31-Mar-17
Assets
Cash and due from banks	$12,013	$14,642	$11,720
Interest bearing bank deposits	9,141	7,316	12,002
Federal funds sold	152	-	132
Total cash and cash equivalents	21,306	21,958	23,854

Securities available for sale, at fair value	202,165	204,834	213,713
Securities held to maturity, at cost	44,534	46,146	46,500
Equity securities, restricted, at cost	9,356	9,295	8,177
Total securities	256,055	260,275	268,390

Loans	964,311	942,018	852,226
Purchased credit impaired (PCI) loans	42,215	44,333	49,738
Allowance for loan losses	(8,968)	(8,969)	(9,513)
Allowance for loan losses – PCI loans	(200)	(200)	(200)
Net loans	997,358	977,182	892,251

Bank premises and equipment, net	29,761	30,198	28,588
Bank premises and equipment held for sale	525	-	-
Other real estate owned	3,166	2,791	3,569
Bank owned life insurance	28,282	28,099	27,531
Core deposit intangibles, net	-	-	421
Other assets	16,779	15,687	18,117
Total assets	$1,353,232	$1,336,190	$1,262,721

Liabilities
Deposits:
Noninterest bearing	$150,037	$153,028	$129,042
Interest bearing	946,283	942,736	923,630
Total deposits	1,096,320	1,095,764	1,052,672

Federal funds purchased	20,000	4,849	-
Federal Home Loan Bank advances	101,061	101,429	81,692
Trust preferred capital notes	4,124	4,124	4,124
Other liabilities	6,683	6,021	6,520
Total liabilities	$1,228,188	$1,212,187	$1,145,008

Shareholders' Equity
Common stock (200,000,000 shares authorized $0.01 par value; 22,084,193, 22,072,523, 21,970,773, shares issued and outstanding, respectively)	221	221	220
Additional paid in capital	147,935	147,671	146,852
Retained deficit	(21,338)	(23,932)	(28,635)
Accumulated other comprehensive (loss) income	(1,774)	43	(724)
Total shareholders' equity	125,044	124,003	117,713
Total liabilities and shareholders' equity	$1,353,232	$1,336,190	$1,262,721

10

COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED CONDENSED

(Dollars in thousands)

	Three months ended
	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17
Interest and dividend income
Interest and fees on loans	$10,876	$10,625	$10,127	$9,952	$9,597
Interest and fees on PCI loans	1,398	1,378	1,423	1,453	1,479
Interest on federal funds sold	-	-	1	-	-
Interest on deposits in other banks	40	53	65	52	26
Interest and dividends on securities
Taxable	1,186	1,105	1,171	1,157	1,249
Nontaxable	579	597	602	606	597
Total interest and dividend income	14,079	13,758	13,389	13,220	12,948
Interest expense
Interest on deposits	2,143	2,121	2,053	1,944	1,779
Interest on borrowed funds	469	388	310	302	302
Total interest expense	2,612	2,509	2,363	2,246	2,081

Net interest income	11,467	11,249	11,026	10,974	10,867

Provision for loan losses	-	400	150	-	-
Net interest income after provision for loan losses	11,467	10,849	10,876	10,974	10,867

Noninterest income
Service charges and fees	581	572	559	582	525
Gain on securities transactions, net	30	30	48	37	95
Income on bank owned life insurance	232	235	235	235	234
Mortgage loan income	111	79	58	71	33
Other	128	177	145	155	148
Total noninterest income	1,082	1,093	1,045	1,080	1,035

Noninterest expense
Salaries and employee benefits	5,898	5,038	4,998	4,886	4,682
Occupancy expenses	812	801	857	740	732
Equipment expenses	314	295	305	260	284
FDIC assessment	206	176	185	164	201
Data processing fees	486	457	501	477	488
Amortization of intangibles	-	20	62	339	477
Other real estate expenses, net	50	64	37	34	27
Other operating expenses	1,649	1,515	1,641	1,528	1,442
Total noninterest expense	9,415	8,366	8,586	8,428	8,333

Income before income taxes	3,134	3,576	3,335	3,626	3,569
Income tax expense	540	4,216	919	692	1,076
Net income (loss)	$2,594	$(640)	$2,416	$2,934	$2,493

11

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Dollars in thousands)

	Three months ended March 31, 2018			Three months ended March 31, 2017
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$943,398	$10,876	4.68%	$839,167	$9,597	4.64%
PCI loans, including fees	43,331	1,398	12.91	50,777	1,479	11.65
Total loans	986,729	12,274	5.05	889,944	11,076	5.05
Interest bearing bank balances	9,060	40	1.80	9,134	26	1.13
Federal funds sold	58	-	1.55	49	-	0.88
Securities (taxable)	176,563	1,186	2.69	183,247	1,249	2.73
Securities (tax exempt)(1)	81,342	733	3.60	84,726	905	4.27
Total earning assets	1,253,752	14,233	4.60	1,167,100	13,256	4.61
Allowance for loan losses	(9,177)			(9,722)
Non-earning assets	88,610			88,613
Total assets	$1,333,185			$1,245,991

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$301,313	$331	0.45	$238,829	$142	0.24
Savings	93,107	60	0.26	91,936	61	0.27
Time deposits	551,987	1,752	1.29	574,344	1,576	1.11
Total interest bearing deposits	946,407	2,143	0.92	905,109	1,779	0.80
Short-term borrowings	2,343	11	1.95	2,104	6	1.08
FHLB and other borrowings	105,532	458	1.74	89,975	296	1.33
Total interest bearing liabilities	1,054,282	2,612	1.00	997,188	2,081	0.85
Noninterest bearing deposits	148,371			126,827
Other liabilities	5,542			5,414
Total liabilities	1,208,195			1,129,429
Shareholders’ equity	124,990			116,562
Total liabilities and Shareholders’ equity	$1,333,185			$1,245,991
Net interest earnings		$11,621			$11,175
Interest spread			3.60%			3.76%
Net interest margin			3.76%			3.88%

Tax-equivalent adjustment:
Securities		$155			$308

(1)	Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 21% for 2018 and 34% for 2017.

12